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VMware, Inc.

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On Thursday, July 22, 2008 at 5:00 PM, EST, VMware, Inc. (“VMware”) hosted an earnings conference call to discuss VMware’s financial results for its second quarter ended June 30, 2008. The following are excerpted portions from the transcript of the call.

Portions of VMware’s July 22, 2008 earnings call relate to an option exchange that has not yet commenced. Persons who are eligible to participate in the option exchange should read the Tender Offer Statement on Schedule TO and other related materials when those materials become available because they will contain important information about the option exchange. VMware will file the Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (SEC) upon the commencement of the option exchange.

Additionally, this proposed option exchange will be voted on by VMware stockholders. VMware intends to file relevant materials with the SEC, including a proxy statement. Investors and VMware stockholders are urged to read such materials when they become available because they will contain important information about the proposed option exchange to be voted on by stockholders.

VMware stockholders and option holders will be able to obtain these written materials and other documents filed by VMware with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, persons who are eligible to participate in the option exchange, investors and VMware stockholders may obtain free copies of the documents filed with the SEC by VMware by directing a written request to: VMware, Inc. 3401 Hillview Avenue, California 94304, Attention: Investor Relations Department. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the option exchange.

***

Mark Peek —VMware, Inc.—CFO

…The option exchange program we announced last week, as well as our expected use of shares under our existing programs, will have an effect of less than 1% of diluted shares outstanding for the third and fourth quarter. The exact dilutive effect for quarters beyond this year is dependent on a number of ongoing factors, and we will update you on this again in the future…

***

Paul Maritz —VMware, Inc.—President and CEO

…And this being a software company, our most critical assets are our people. So you can be assured that I am very focused on making sure that our people know that they have a great future at this Company; that they will have the environment, the tools, and the incentives that they need to do a great job.

And as part of that is our stock option exchange program that we announced earlier, whereby our US employees will be able to — where it makes sense — exchange their options for new options. I will note that program does not apply to our officers, and for legal and regulatory reasons, we will have to use a different technique for our non-US employees…

***

Operator

Jayson Noland, Robert Baird.

Jayson Noland—Robert W. Baird & Company, Inc.—Analyst

A question for Paul. If you’ve had a chance to walk around and speak with employees, you referenced a lot of options would be underwater at this point for your newer employees, and the founder is gone. Do you have a good sense for where morale is today?

Paul Maritz—VMware, Inc.—President and CEO

Yes, I obviously have been doing a lot of communicating with the Company and employees. I think first of all, the program I’m recommending to the Board to reprice those options that are underwater, it obviously went a long way to addressing concern there.

***

Operator

Tom Curlin, RBC.

Tom Curlin—RBC Capital Markets—Analyst

Can you give us your estimate of the timing of the repricing of these [out of money] options for employees?

Mark Peek—VMware, Inc.—CFO

…With respect to timing on the option exchange, we have regulatory filings that we need to make. The exchange has to be open for 20 business days, but first we have to have shareholder approval. And so we’re moving along quickly. Our expectation is that we will get that done in the near-term, but it’s a little bit too early to tell exactly when it will occur…

Tom Curlin—RBC Capital Markets—Analyst

So, during fiscal Q3?

Mark Peek—VMware, Inc.—CFO

Yes, we’re certainly hopeful that it can occur during the third quarter, but certainly during the fiscal year.